Exhibit 23.6

September 7, 2007

Board of Directors
First Keystone Corporation

111 W. Front Street

Berwick, PA 18603

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Keystone Corporation (the “Company”), dated May 10, 2007 as an Annex to the Proxy Statement/Prospectus relating to the proposed merger of the Company and Pocono Community Bank contained in the Registration Statement on Form S-4 of the Company, and to the references to our firm and such opinion in such Proxy Statement/Prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission there under (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meanings of the term “experts” as used in the Act of Regulations.

Sincerely,

/s/ Curtis Securities LLC

Curtis Securities, LLC